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                                           AEGON/TRANSAMERICA SERIES TRUST

                                             RESULTS OF SHAREHOLDER PROXY


At a special meeting of shareholders held on OCTOBER 30, 2007, the results of the Proposals were as follows:

PROPOSAL 1: TO ELECT A NEW BOARD:
----------

           PROPOSED                                                                                    ABSTENTIONS/BROKER
            TRUSTEE                          FOR                             AGAINST                        NON-VOTES
----------------------------------       -----------------                --------------               -------------------
John K. Carter                           2,274,998,840.817                57,804,698.755                    35,433.883

Leo J. Hill                              2,277,212,702.754                55,590,836.819                    35,433.883

Neal M. Jewell                           2,266,793,295.663                66,010,243.909                    35,433.883

Russell A. Kimball, Jr.                  2,274,825,235.835                57,978,303.737                    35,433.883

Eugene M. Mannella                       2,274,623,165.033                58,180,374.539                    35,433.883

Norm R. Nielsen                          2,275,050,055.885                57,753,483.687                    35,433.883

Joyce Galpern Norden                     2,270,278,122.250                62,525,417.323                    35,433.883

Patricia L. Sawyer                       2,275,737,737.456                57,065,802.116                    35,433.883

John W. Waechter                         2,276,615,120.140                56,188,419.433                    35,433.883


PROPOSAL 2: TO APPROVE AN AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST:
----------

       FOR                     AGAINST             ABSTENTIONS/BROKER NON-VOTES
-----------------           --------------         ----------------------------
2,182,022,669.110           77,590,048.544                73,226,255.801
